PURCHASE AGREEMENT OF TECHNOLOGY

Whereas, Francesca del Vecchio, Ph.D., residing at 324G, Via del Fiume Giallo, Rome, Italy, 00144 (the "Assignor"), has made an invention relating to "Methods, equipment, ingredients and formulations to produce high impactive nutritive, tonic, antioxidant and therapeutic solutions for a complete and automated system to prevent and fight the CCD (Colony Collapse Disorder}"; such technology being embodied in a patent application has been filed and which is identified in the attached Schedule 1 (including the invention, the "Patent Rights"), and has developed trade secrets related to the invention and the commercialization of same (“Technology”);

Whereas, BeesFree, Inc., a Delaware corporation having a place of business at 2101 Vista Parkway, Suite 4033 West Palm Beach, Florida 33411 ("Assignee"), duly represented by its President and Chief Executive Officer, intends to acquire the entire right, title and interest in the Patent Rights and the Technology; and

NOW, THEREFORE

In exchange for good and valuable consideration hereafter described, the receipt of which is hereby acknowledged, Assignor hereby assigns to Assignee and its successors the following:

1.      The entire right, title and interest to the Patent Rights including the inventions described or claimed therein, and to each foreign patent application and patent that claims priority to the Patent Rights or from which the Patent Rights claim priority to, in whole or in part,

2.      The entire right, title and interest to any renewals, reissues, extensions, substitutions, continuations, continuations-in-part, or divisions of the Patent Rights, and all US and other foreign patent applications and patents based thereon or related thereto, including without limitation utility models, industrial designs, and other forms of intellectual property protection;

3.      The right to sue and to apply for patents related to the Patent Rights in any country in its own name and to claim any priority rights to which such foreign applications are entitled under international conventions, treaties or otherwise; and

REPRESENTATIONS AND WARRANTS

Assignor represents and warrants to Assignee that:

(i)           Assignor is the sole owner of all rights, title and interest, including all intellectual property rights in and to the Product, free and clear of liens, claims, licenses or other encumbrances of any kind;

(ii)          Assignor has sufficient legal power and authority to grant the rights and licenses to Assignee as set forth in this Agreement, and execution and delivery thereof does not require any third party consent or approval;

(iii)         this Agreement and all other agreements to be executed by Assignor in connection herewith constitute the valid and binding obligations of Assignor, enforceable against Assignor in accordance with their respective terms;

(iv)         Assignor has not made and will not make any commitments to others inconsistent with or in derogation of Assignee’s rights;

(v)          Assignor does not know of any reason why the Patent Rights might be considered invalid or unenforceable;

UNDERTAKINGS

a)
Maintenance of Exclusivity.  Assignor represents and warrants to Assignee that it has not attempted, and covenants to Assignee that during the term of this Agreement, it will not attempt, to grant any license or any other rights or permissions under the Patent Rights or the Technology for the sale, use or manufacturing of any product embodying the invention or the Technology anywhere in the world.

b)
Provision of Information for Regulatory Approvals.  Assignor shall provide to Assignee all pertinent and necessary information in order for Assignee to apply for and obtain any required safety or other regulatory approvals to commercially market, manufacture, sell, or otherwise commercialize any product embodying the invention or the Technology.

c)
Maintenance of Intellectual Property Rights.  Assignor shall permit and cooperate using his best efforts with Assignee to deposit, extend, obtain, maintain, enforce, and demonstrate exclusive ownership of, all Patent Rights, Technology rights, and any other intellectual property rights in and to any product embodying the invention or the Technology in any jurisdiction worldwide.  All the related out-of-pocket expenses, fees and costs from the date of the signature of this agreement on will be paid by the Assignee.

TERMS OF PURCHASE

In view of the above, the Assignee hereby agrees, and the Assignor accepts, that at the date of execution of this Purchase Agreement, the Assignee shall issue in favor of the Assignee 1,650,000 shares of common stocks of BeesFree, Inc.

This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement. The signatures from each counterpart may be combined with a copy of the Agreement to constitute the entire Agreement.

Date: August 27, 2011

The Assignor		The Assignee

By:	/s/ Francesca Del Vecchio	By:	/s/ Mario Sforza
	Francesca Del Vecchio, Ph.D.		Mario Sforza BeesFree, Inc. President and CEO

SCHEDULE 1

Patent Filing details:

Title:

N° of patent application:

Date and country of filing: